UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2021

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [  ].

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2021, our wholly-owned subsidiary, INVO Centers, LLC (“INVO”), entered into a joint venture agreement (the “JV Agreement”) with Bloom Fertility, LLC (the “Provider”) to organize and own in a joint venture entity formed as “Bloom INVO LLC” (the “Company”). The Company will, subject to the equity and debt arrangements in the JV Agreement, assist Provider in establishing a fertility center that will offer the INVO Technologies, along with related procedures and such other technologies or procedures that may be agreed to by the Parties from time to time (the “INVO Clinic”). INVO will make available to the Company the INVO Technologies, and, subject to INVO’s existing third-party distribution arrangements, be the exclusive provider to Company of the INVOcell and other medical devices and supplies for use at the INVO Clinic. The Company shall provide comprehensive management services to the INVO Clinic, including full administrative, billing and collection, business, consulting, financial, marketing, staffing, and other support services necessary for its operations, including but not limited to clinical laboratory services, pursuant to an exclusive, long-term management services agreement (the “Management Services Agreement”). The Provider will provide all professional services required for the operation of the INVO Clinic.

The Company is a Delaware limited liability company and shall be governed under the terms of a limited liability agreement (the “LLC Agreement”) to be entered into concurrently with the JV Agreement. Under the LLC Agreement, the Company initially has Two Thousand (2,000) Units authorized for issuance to the Parties. Effective as of the Closing, (a) in consideration for INVO’s commitment to contribute up to Eight Hundred Thousand Dollars ($800,000) (the “INVO Contribution”) within the twenty-four (24) month period following execution of the LLC Agreement to support the start-up operations of the Company, the Company issued Eight Hundred (800) of its Units to INVO; and (b) in consideration for Provider’s commitment to contribute physician services having an anticipated value of up to One Million Two Hundred Thousand Dollars ($1,200,000) (the “Provider Contribution”) over the course of an anticipated twenty-four (24) month vesting period, the Company issued One Thousand Two Hundred (1,200) of its Units to Provider.

The Company will be managed by a Board of Managers (the “Board”) as set forth in the LLC Agreement. The Board of Managers shall initially consist of five (5) managers (“Managers”) of which the Provider shall have the right to appoint three (3) Managers and INVO shall have the right to appoint two (2) Managers. The presence of at least three (3) Managers (one of whom is appointed by INVO) is required to constitute a quorum of the Board. The Board may act by majority vote in accordance with the terms of the LLC Agreement, subject to a comprehensive list of fundamental decisions that will require approval of both INVO and Provider.

At Closing, INVO committed to issue debt to the Company in an amount up to Six Hundred Thousand Dollars ($600,000) for construction or improvements related to the INVO Clinic (the “Build-Out Loan”) upon terms and conditions mutually agreeable to INVO and Company. Any amount payable to INVO by the Company in connection with the Build-Out Loan will accrue interest at three and one-quarter percent (3.25%) per annum and will be payable with interest no later than five (5) years from the date of the Build-Out Loan. INVO may, in its discretion, secure third party debt in connection with funding the Build-Out Loan.

As further described in the LLC Agreement, each year, any excess positive operating cash flow of the Company, net of reasonable reserves for operating expenses, taxes, and such other purposes as determined by the Board (“Net Available Distributions”), will be distributed to Parties on an annual basis in an amount equal to sixty percent (60%) to Provider, and forty percent (40%) to INVO (the “Equity Distributions”); provided, however, until the Build-Out Loan has been repaid in full, fifty percent (50%) of any such Net Available Distributions will be used by Company to repay the Build-Out Loan (including both interest and principal, when payable under the terms of the Build-Out Loan) and before distributing the remainder of Net Available Distributions to the Parties based on their respective Equity Distributions; provided, further, in the event the Build-Out Loan has not been repaid in full when due pursuant to its terms, then one-hundred percent (100%) of any such Net Available Distributions will be used by Company to repay the Build-Out Loan (including both interest and principal, when payable under the terms of the Build-Out Loan) and before distributing the remainder of Net Available Distributions to the Parties based on their respective Equity Distributions.

INVO and Provider agreed that so long as they own any interest in the Company to non-compete and non-solicit provisions in the State of Georgia.

At Closing, the Company and Provider entered into the Management Services Agreement, pursuant to which the Company shall provide day-to-day management of operations of Provider.

Provider entered into an employment agreement (the “Physician Employment Agreements”) with Sue Ellen Carpenter, M.D. and expects to engage additional reproductive endocrinologists in the future (each, a “Physician”).

Further, at Closing, INVO Bioscience, parent of INVO, and Company entered into a long-term supply agreement, (the “INVOcell Supply Agreement”), whereby INVO Bioscience agreed to be the exclusive supplier of the INVOcell and related devices and supplies (the “Products”) to be used at the INVO Clinic; provided that the INVOcell Supply Agreement will be subject to all applicable terms and conditions set forth in that certain Distribution Agreement, dated November 12, 2018, by and among Ferring International Center S.A., INVO Bioscience and Bio X Cell, Inc. The term of the INVOcell Supply Agreement shall be co-terminus with the Management Services Agreement.

The Company and INVO entered into a long-term intellectual property sublicense agreement (the “INVO IP Sublicense Agreement”) at Closing whereby INVO sublicensed, on a non-exclusive basis, to the Company, the rights to use certain of INVO Bioscience’s trademarks, copyrights, the INVO Technologies and other INVO intellectual property, including at the INVO Clinic, pursuant to the INVO IP Sublicense Agreement. The term of the INVO IP Sublicense Agreement shall continue in perpetuity unless terminated in accordance with the terms of the INVO IP Sublicense License Agreement.

Concurrent with the JV Agreement, the Company and the Provider entered into a long-term intellectual property license agreement (the “Provider IP License Agreement”) whereby the Provider licensed, on a non-exclusive basis to the Company, the rights to use certain trademarks, copyrights and other Provider intellectual property to be utilized by the Company in connection with its management of the INVO Clinic, pursuant to the Provider IP License Agreement. The term of the Provider IP License Agreement shall continue in perpetuity unless terminated in accordance with the terms of the Provider IP License Agreement.

Concurrent with the JV Agreement, the Company, Provider and INVO Bioscience entered into a long-term intellectual property license agreement (the “JV IP License Agreement”) whereby the Company and Provider licensed, on a non-exclusive basis, to INVO Bioscience, the rights to use Company’s and/or Provider’s information and technology related to all therapeutic, prophylactic and diagnostic uses of medical devices or pharmaceutical products involving assisted reproductive technology (including infertility treatment) in humans and any intellectual property arising therefrom, that Company or Provider creates, generates, derives, develops or conceives, or otherwise obtains rights in, after the Effective Date, pursuant to the JV IP License Agreement. The term of the JV IP License Agreement shall continue in perpetuity unless terminated in accordance with the terms of the Provider IP License Agreement.

The Company also entered a sublease (the “Sublease”) with Assure Fertility Partners of Atlanta II, LLC (“Sublandlord”) for the property located at 6 Concourse Pkwy, Suite 250, Atlanta, GA for a term beginning on August 1, 2021 and ending on October 31, 2027. The Sublease comprises 6,080 square feet. The Company will pay base rent of $80,012.80 with annual increase of 2% each year. The Sublease is subject to landlord approval. INVO Bioscience executed a guarantee of sublease in connection with the same.

The foregoing summaries of the JV Agreement, the LLC Agreement, the Management Services Agreement, the INVOcell Supply Agreement, the INVO IP Sublicense Agreement, the JV IP License Agreement, the Sublease and Guarantee of Sublease do not purport to be complete and are qualified in their entirety by reference to the full text of the JV Agreement, the LLC Agreement, the Management Services Agreement, the INVOcell Supply Agreement, the INVO IP Sublicense Agreement, the JV IP License Agreement, the Sublease and Guarantee of Sublease, copies of which are filed as Exhibits 10.1 through 10.8 hereto and incorporated herein by reference.

Item 8.01 Other Events

On June 30, 2021, we issued a press release titled “INVO Bioscience Signs Joint Venture Agreement with Bloom Fertility to Open an INVOcell Fertility Clinic in Atlanta”. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	JV Agreement
10.2	LLC Agreement
10.3*	Management Services Agreement
10.4*	INVOcell Supply Agreement
10.5	INVO IP Sublicense Agreement
10.6	JV IP License Agreement
10.7	Sublease
10.8	Guarantee of Sublease
99.1	Press Release dated June 30, 2021

* Certain confidential portions of this exhibit have been redacted from the publicly filed document because such portions are (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Andrea Goren
	Name:	Andrea Goren
	Title:	Chief Financial Officer

Dated June 30, 2021